News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
FOURTH QUARTER AND YEAR-END 2015 RESULTS

•	Full year 2015 net income per diluted share of $2.57, up nearly 100% over 2014.

•	Full year 2015 total revenue of $14.1 billion, up 46% over 2014.

•	Aggregate membership up 35% over 2014.

•	Excluding a contract settlement charge of $0.16 per diluted share, diluted net income per share for the fourth quarter of 2015 would have been $0.67 compared with $0.69 for the fourth quarter of 2014.

Long Beach, California (February 8, 2016) - Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the fourth quarter of 2015.
“The fourth quarter of 2015 capped off a very strong year for Molina Healthcare. Net income more than doubled compared with 2014, and we are making progress toward our goal of a 1.5% to 2% net income margin by the end of 2017,” said J. Mario Molina M.D., chief executive officer of Molina Healthcare, Inc. “The in-market ‘tuck-in’ acquisitions already announced give us strong momentum going into 2016 and complement the already strong revenue growth we experienced over the past two years. I want to thank all of our employees for a great year.”
2016 Business Outlook and Investor Meeting
As has been the Company’s past practice, it will discuss its 2016 business outlook and strategy at its Investor Day Conference webcast and presentation to be held on February 11, 2016, at the Le Parker Meridien Hotel in New York City from 12:30 p.m. to 4:30 p.m. Eastern Time. The Company will webcast the presentations offered by its management team, which will be followed by question-and-answer sessions. A 30-day online replay of the Investor Day meeting will be available approximately one hour following the conclusion of the live webcast. A link to this webcast can be found on the Company’s website at molinahealthcare.com.
Overview of 2015 Financial Results, Continuing Operations
Earnings per diluted share nearly doubled in 2015 when compared with 2014, while net income more than doubled. Substantial increases in revenue, along with improved operating efficiency, were responsible for

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

the Company’s improved performance. The Company’s after-tax margin increased to 1.0% in 2015 from 0.6% in 2014.
Strong enrollment growth combined with a 4% increase in premium revenue per member generated over $4 billion, or 46% more premium revenue in 2015 compared with 2014.
Enrollment growth was primarily due to increased Medicaid Expansion, Marketplace and integrated Medicare-Medicaid Plan (MMP) enrollment, and the start-up of the Puerto Rico health plan in April 2015.
Medical care costs as a percent of premium revenue (the “medical care ratio”) decreased to 89.0% in 2015, from 89.5% in 2014.
General and administrative expenses as a percentage of total revenue (the “general and administrative expense ratio”) increased slightly to 8.2% in 2015, from 7.9% in 2014, primarily as a result of dramatic growth in the Company’s Marketplace membership. Excluding Marketplace broker and exchange fees from both years, the general and administrative expense ratio decreased to 7.5% in 2015 from 7.8% in 2014.
Other items affecting premium revenue in 2015 included the Affordable Care Act health insurer fee (HIF). During 2015, the Company secured full reimbursement for its expenses under the HIF. Additionally, as the Company has previously disclosed, it has been unable to recognize certain quality related revenue at its Texas health plan because it does not have historical information, clear definitions, and clarity around minimum standards. The Company recognized no such revenue in either the fourth quarter of 2015, or the year as a whole.
Fourth Quarter Developments
Fourth quarter results were favorable for the reasons explained above. The following items are included in results for the fourth quarter of 2015:

•	During the quarter, the Company recorded a contract settlement charge of approximately $15 million ($0.16 per diluted share) as a result of its termination of a hospital management agreement.

•	During the fourth quarter of 2015, the Company recognized approximately $6 million ($0.07 per diluted share) of interest expense related to $700 million of senior notes due 2022 issued in November.

•	General and administrative expense for the fourth quarter 2015 includes approximately $3 million ($0.03 per diluted share) in transaction costs for business acquisitions.
Conference Call
The Company’s management will host a conference call and webcast to discuss its fourth quarter and year-end results at 5:00 p.m. Eastern time on Monday, February 8, 2016. The number to call for the interactive teleconference is (212) 271-4657. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Monday, February 8, 2016, through 6:00 p.m. on Tuesday, February 9, 2016, by dialing (800) 633-8284 and entering confirmation number 21802135. A live audio broadcast of Molina Healthcare’s conference call will be available on the Company’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 3.5 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited, to the following:

•
uncertainties and evolving market and provider economics associated with the implementation of the Affordable Care Act, the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•
management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;

•	federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and conflicting interpretations thereof;

•	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•	the success of our new health plan in Puerto Rico, including the successful resolution of the Puerto Rico debt crisis and the payment of all amounts due under our Medicaid contract;

•	specialty drugs or generic drugs that are exorbitantly priced but not factored into the calculation of our capitated rates;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of our Illinois health plan;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•	retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments;

•	efforts by states to recoup previously paid amounts;

•	the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•	the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•	the effect on our Los Angeles County subcontract of Centene’s acquisition of Health Net;

•
the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments;

•	newly emergent viruses or widespread epidemics, including the Zika virus, and associated public alarm;

•	changes in general economic conditions, including unemployment rates;

•	the sufficiency of our funds, on hand to pay the amounts due upon conversion of our outstanding notes;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 8, 2016, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Dollar amounts in millions, except net income per share)
Revenue:
Premium revenue	$3,488	$2,599	$13,140	$9,023
Service revenue	106	54	252	210
Premium tax revenue	104	91	393	294
Health insurer fee revenue	61	52	264	120
Investment income	6	2	18	8
Other revenue	—	4	5	12
Total revenue	3,765	2,802	14,072	9,667
Operating expenses:
Medical care costs	3,110	2,322	11,691	8,076
Cost of service revenue	90	39	193	157
General and administrative expenses	317	205	1,147	765
Premium tax expenses	104	91	393	294
Health insurer fee expenses	40	23	157	89
Depreciation and amortization	28	25	104	93
Total operating expenses	3,689	2,705	13,685	9,474
Operating income	76	97	387	193
Other expenses, net:
Interest expense	22	15	67	57
Other (income) expense, net	(2)	—	(2)	1
Total other expenses, net	20	15	65	58
Income from continuing operations before income tax expense	56	82	322	135
Income tax expense	26	48	179	73
Income from continuing operations	30	34	143	62
Net income	$30	$34	$143	$62

Diluted net income per share: (1)
Income from continuing operations	$0.51	$0.69	$2.57	$1.30
Loss from discontinued operations	—	—	—	(0.01)
Diluted net income per share	$0.51	$0.69	$2.57	$1.29

Diluted weighted average shares outstanding	57.7	48.9	55.6	48.3

Operating Statistics, Continuing Operations: (1)
Medical care ratio (2)	89.2%	89.4%	89.0%	89.5%
Service revenue ratio (3)	84.7%	72.6%	76.4%	74.6%
General and administrative expense ratio (4)	8.4%	7.3%	8.2%	7.9%
Premium tax ratio (2)	2.9%	3.4%	2.9%	3.2%
Effective tax rate	47.0%	58.6%	55.5%	53.8%
Net profit margin, continuing operations (4)	0.8%	1.2%	1.0%	0.6%
____________

(1)	Source data for calculations in thousands.

(2)
Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue. Medical care costs include costs incurred for providing long term services and supports (LTSS).

(3) Service revenue ratio represents cost of service revenue as a percentage of service revenue.

(4)	Computed as a percentage of total revenue.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
	(Amounts in millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,329	$1,539
Investments	1,801	1,019
Receivables	597	596
Income taxes refundable	13	—
Prepaid expenses and other current assets	192	49
Derivative asset	374	—
Total current assets	5,306	3,203
Property, equipment, and capitalized software, net	393	341
Deferred contract costs	81	54
Intangible assets, net	122	89
Goodwill	519	272
Restricted investments	109	102
Derivative asset	—	329
Deferred income taxes	18	15
Other assets	28	30
	$6,576	$4,435

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,582	$1,201
Amounts due government agencies	834	527
Accounts payable and accrued liabilities	360	242
Deferred revenue	223	196
Income taxes payable	—	9
Current portion of long-term debt	449	—
Derivative liability	374	—
Total current liabilities	3,822	2,175
Senior notes	962	690
Lease financing obligations	198	157
Lease financing obligations - related party	—	40
Derivative liability	—	329
Other long-term liabilities	37	34
Total liabilities	5,019	3,425
Stockholders’ equity:
Common stock, $0.001 par value; 150 shares authorized; outstanding: 56 shares at December 31, 2015 and 50 shares at December 31, 2014	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	803	396
Accumulated other comprehensive loss	(4)	(1)
Retained earnings	758	615
Total stockholders’ equity	1,557	1,010
	$6,576	$4,435
____________
Note: Certain 2014 amounts have been reclassified to conform to the 2015 presentation. Specifically, current and non-current deferred issuance costs are now reported as direct deductions from “Current portion of long-term debt,” and “Senior notes,” respectively. Additionally, the aggregate amount of deferred income taxes are now reported as non-current. Both reclassifications are a result of recently adopted accounting pronouncements.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS,
CONTINUING AND DISCONTINUED OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Amounts in millions)
Operating activities:
Net income	$30	$34	$143	$62
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33	35	126	134
Deferred income taxes	5	9	(7)	(2)
Share-based compensation	7	6	23	22
Amortization of convertible senior notes and lease financing obligations	8	7	30	27
Other, net	6	3	19	7
Changes in operating assets and liabilities:
Receivables	79	(171)	56	(298)
Prepaid expenses and other current assets	28	32	(35)	(20)
Medical claims and benefits payable	20	77	379	531
Amounts due government agencies	(146)	129	307	470
Accounts payable and accrued liabilities	48	37	82	11
Deferred revenue	153	5	24	74
Income taxes	(52)	17	(22)	42
Net cash provided by operating activities	219	220	1,125	1,060

Investing activities:
Purchases of investments	(612)	(337)	(1,923)	(953)
Proceeds from sales and maturities of investments	263	159	1,126	633
Purchases of property, equipment, and capitalized software	(31)	(43)	(132)	(115)
Increase in restricted investments	(1)	(10)	(6)	(34)
Net cash paid in business combinations	(373)	(36)	(450)	(44)
Other, net	(1)	(8)	(35)	(23)
Net cash used in investing activities	(755)	(275)	(1,420)	(536)

Financing activities:
Proceeds from senior notes offerings, net of issuance costs	689	—	689	123
Proceeds from common stock offering, net of issuance costs	—	—	373	—
Contingent consideration liabilities settled	—	—	—	(50)
Proceeds from employee stock plans	10	6	18	14
Principal payments on convertible senior notes	—	(10)	—	(10)
Other, net	2	—	5	2
Net cash provided by (used in) financing activities	701	(4)	1,085	79
Net increase (decrease) in cash and cash equivalents	165	(59)	790	603
Cash and cash equivalents at beginning of period	2,164	1,598	1,539	936
Cash and cash equivalents at end of period	$2,329	$1,539	$2,329	$1,539

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
The Company uses two non-GAAP financial measures as supplemental metrics in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). The following table reconciles net income, which the Company believes to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Amounts in millions)
Net income	$30	$34	$143	$62
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	33	30	120	114
Interest expense	22	15	67	57
Income tax expense	26	48	179	72
EBITDA	$111	$127	$509	$305
The second of these non-GAAP measures is adjusted net income, continuing operations (including adjusted net income per diluted share). The following table reconciles net income from continuing operations, which the Company believes to be the most comparable GAAP measure, to adjusted net income, continuing operations. The source data for per diluted share calculations below is in thousands.

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
	(In millions, except per diluted share amounts)
	Amount	Per share	Amount	Per share	Amount	Per share	Amount	Per share
Net income, continuing operations	$30	$0.51	$34	$0.69	$143	$2.57	$62	$1.30
Adjustments, net of tax:
Amortization of convertible senior notes and lease financing obligations	5	0.08	4	0.09	19	0.34	17	0.36
Amortization of intangible assets	3	0.06	3	0.06	11	0.20	13	0.27
Adjusted net income, continuing operations (1)	$38	$0.65	$41	$0.84	$173	$3.11	$92	$1.93
________________________

(1)
Beginning in the first quarter of 2015, the Company revised its calculation of adjusted net income, continuing operations. The Company no longer subtracts “depreciation, and amortization of capitalized software” and “share-based compensation” from net income, continuing operations to arrive at adjusted net income, continuing operations. The Company made this change to better reflect the way in which it evaluates its financial performance, makes financing and business decisions, and forecasts and plans for future periods. All periods presented conform to this presentation.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP, CONTINUING OPERATIONS

	As of December 31,
	2015	2014	2013
Ending Membership by Health Plan:
California	620,000	531,000	368,000
Florida	440,000	164,000	89,000
Illinois	98,000	100,000	4,000
Michigan	328,000	242,000	213,000
New Mexico	231,000	212,000	168,000
Ohio	327,000	347,000	255,000
Puerto Rico (1)	348,000	—	—
South Carolina	99,000	118,000	—
Texas	260,000	245,000	252,000
Utah	102,000	83,000	86,000
Washington	582,000	497,000	403,000
Wisconsin	98,000	84,000	93,000
	3,533,000	2,623,000	1,931,000
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF), CHIP(2)	2,312,000	1,809,000	1,603,000
Medicaid Expansion(3)	557,000	385,000	—
Aged, Blind or Disabled (ABD)	366,000	347,000	289,000
Marketplace(3)	205,000	15,000	—
Medicare-Medicaid Plan (MMP) - Integrated(4)	51,000	18,000	—
Medicare Special Needs Plans	42,000	49,000	39,000
	3,533,000	2,623,000	1,931,000
_______________________

(1)	The Puerto Rico health plan began serving members effective April 1, 2015.

(2)	CHIP stands for Children’s Health Insurance Program.

(3)	Medicaid Expansion membership phased in, and Marketplace became available for consumers to access coverage, beginning January 1, 2014.

(4)	MMP members who receive both Medicaid and Medicare coverage from the Company. The Company began serving members under this program in the second quarter of 2014.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended December 31, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$563	$309.31	$474	$260.44	84.2%	$89
Florida	1.2	329	277.71	318	268.98	96.9	11
Illinois	0.3	85	287.88	79	266.91	92.7	6
Michigan	1.0	329	334.44	282	287.00	85.8	47
New Mexico	0.7	304	438.82	263	379.10	86.4	41
Ohio	1.0	500	501.11	437	436.77	87.2	63
Puerto Rico	1.1	192	184.79	159	153.04	82.8	33
South Carolina	0.3	78	261.07	69	229.48	87.9	9
Texas	0.7	543	693.06	496	633.77	91.4	47
Utah	0.4	89	290.05	77	251.55	86.7	12
Washington	1.7	416	241.28	376	217.77	90.3	40
Wisconsin	0.3	55	186.57	53	182.41	97.8	2
Other(3)	—	5	—	27	—	—	(22)
	10.5	$3,488	$334.62	$3,110	$298.43	89.2%	$378

	Three Months Ended December 31, 2014
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.6	$463	$291.27	$379	$238.49	81.9%	$84
Florida	0.4	126	348.60	129	356.76	102.3	(3)
Illinois	0.2	84	353.71	78	323.76	91.5	6
Michigan	0.7	213	294.14	185	254.41	86.5	28
New Mexico	0.7	299	456.40	294	448.99	98.4	5
Ohio	1.1	492	475.15	426	412.02	86.7	66
Puerto Rico	—	—	—	—	—	—	—
South Carolina	0.4	93	263.97	73	208.10	78.8	20
Texas	0.8	339	458.42	299	404.88	88.3	40
Utah	0.2	76	300.28	69	277.44	92.4	7
Washington	1.4	364	246.91	342	232.08	94.0	22
Wisconsin	0.2	38	148.99	36	139.75	93.8	2
Other(3)	—	12	—	12	—	—	—
	7.7	$2,599	$338.52	$2,322	$302.60	89.4%	$277
____________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue. Source data in thousands.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In millions, except percentages and per-member per-month amounts)

	Year Ended December 31, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	7.1	$2,101	$296.93	$1,823	$257.67	86.8%	$278
Florida	4.1	1,197	289.38	1,081	261.49	90.4	116
Illinois	1.2	397	328.93	367	303.72	92.3	30
Michigan	3.4	1,067	317.15	903	268.27	84.6	164
New Mexico	2.8	1,237	446.27	1,106	398.98	89.4	131
Ohio	4.1	2,034	499.34	1,718	421.61	84.4	316
Puerto Rico	3.2	567	178.31	505	158.80	89.1	62
South Carolina	1.3	348	267.25	278	213.30	79.8	70
Texas	3.1	1,961	621.25	1,809	573.32	92.3	152
Utah	1.2	331	286.22	300	259.32	90.6	31
Washington	6.6	1,602	242.36	1,470	222.36	91.7	132
Wisconsin	1.2	261	213.48	215	176.01	82.4	46
Other(3)	—	37	—	116	—	—	(79)
	39.3	$13,140	$334.71	$11,691	$297.81	89.0%	$1,449

	Year Ended December 31, 2014
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	5.6	$1,523	$270.51	$1,269	$225.37	83.3%	$254
Florida	1.1	439	397.79	419	379.95	95.5	20
Illinois	0.3	153	498.48	141	456.88	91.7	12
Michigan	2.8	781	278.68	661	235.81	84.6	120
New Mexico	2.5	1,076	435.17	996	402.92	92.6	80
Ohio	3.7	1,553	425.47	1,335	365.87	86.0	218
Puerto Rico	—	—	—	—	—	—	—
South Carolina	1.5	381	260.72	323	220.89	84.7	58
Texas	3.0	1,318	442.32	1,197	401.81	90.8	121
Utah	1.0	310	310.64	285	286.43	92.2	25
Washington	5.5	1,305	236.27	1,219	220.75	93.4	86
Wisconsin	1.0	156	150.87	136	130.91	86.8	20
Other(3)	—	28	—	95	—	—	(67)
	28.0	$9,023	$322.68	$8,076	$288.84	89.5%	$947
____________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue. Source data in thousands.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended December 31, 2015 (1)
	Member Months(2)	Premium Revenue		Medical Care Costs		MCR(3)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	6.9	$1,203	$175.96	$1,092	$159.83	90.8%	$111
Medicaid Expansion	1.7	637	386.27	503	305.28	79.0	134
ABD	1.1	1,059	967.72	995	910.11	94.0	64
Marketplace	0.6	126	223.57	111	194.80	87.1	15
MMP	0.1	330	2,160.91	290	1,905.00	88.2	40
Medicare	0.1	133	1,076.00	119	954.40	88.7	14
	10.5	$3,488	$334.62	$3,110	$298.43	89.2%	$378

	Year Ended December 31, 2015 (1)
	Member Months(2)	Premium Revenue		Medical Care Costs		MCR(3)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	25.5	$4,483	$175.64	$4,122	$161.50	92.0%	$361
Medicaid Expansion	5.9	2,291	391.62	1,828	312.58	79.8	463
ABD	4.3	4,122	966.37	3,784	887.27	91.8	338
Marketplace	2.6	651	251.96	481	185.85	73.8	170
MMP	0.5	1,063	2,033.76	974	1,863.93	91.6	89
Medicare	0.5	530	1,038.15	502	982.50	94.6	28
	39.3	$13,140	$334.71	$11,691	$297.81	89.0%	$1,449
_______________________

(1)	Three and twelve months ended December 31, 2014 data not presented due to lack of comparability.

(2)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(3)	The MCR represents medical costs as a percentage of premium revenue. Source data in thousands.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of the Company’s medical care costs from continuing operations for the periods indicated:

	Three Months Ended December 31,
	2015			2014
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,297	$220.34	73.9%	$1,644	$214.14	70.8%
Pharmacy	449	43.08	14.4	354	46.12	15.3
Capitation	257	24.69	8.3	211	27.60	9.1
Direct delivery	43	4.14	1.4	26	3.42	1.1
Other	64	6.18	2.0	87	11.32	3.7
	$3,110	$298.43	100.0%	$2,322	$302.60	100.0%

	Year Ended December 31,
	2015			2014
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$8,572	$218.35	73.3%	$5,673	$202.87	70.2%
Pharmacy	1,610	41.01	13.8	1,273	45.54	15.8
Capitation	982	25.02	8.4	748	26.77	9.3
Direct delivery	128	3.26	1.1	96	3.44	1.2
Other	399	10.17	3.4	286	10.22	3.5
	$11,691	$297.81	100.0%	$8,076	$288.84	100.0%
The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:

	December 31,
	2015	2014
Fee-for-service claims incurred but not paid (IBNP)	$1,191	$871
Pharmacy payable	88	71
Capitation payable	37	28
Other (1)	266	231
	$1,582	$1,201
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s consolidated statements of income. As of December 31, 2015 and 2014, the Company had recorded non-risk provider payables of approximately $167 million and $119 million, respectively.

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions, except per-member amounts)

The Company’s claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable from continuing and discontinued operations combined for the periods indicated:

	Year Ended
	December 31,
	2015	2014

Medical claims and benefits payable, beginning balance	$1,201	$670
Components of medical care costs related to:
Current period	11,832	8,123
Prior period	(141)	(46)
Total medical care costs	11,691	8,077

Change in non-risk provider payables	48	(32)
Payments for medical care costs related to:
Current period	10,448	7,064
Prior period	910	450
Total paid	11,358	7,514
Medical claims and benefits payable, ending balance	$1,582	$1,201

Benefit from prior period as a percentage of:
Balance at beginning of period	11.8%	6.9%
Premium revenue, trailing twelve months	1.1%	0.5%
Medical care costs, trailing twelve months	1.2%	0.6%

Fee-For-Service Claims Data:
Days in claims payable, fee for service	48	49
Number of members at end of year	3,533,000	2,623,000
Number of claims in inventory at end of year	380,800	307,700
Billed charges of claims in inventory at end of year	$816	$719
Claims in inventory per member at end of year	0.11	0.12
Billed charges of claims in inventory per member at end of year	$230.91	$273.92
Number of claims received during the year	40,173,300	27,597,000
Billed charges of claims received during the year	$46,211	$30,316

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MOH Reports Fourth Quarter and Year-End 2015 Results

February 8, 2016

MOLINA HEALTHCARE, INC.
HEALTH INSURER FEE DETAILS BY HEALTH PLAN
(In millions)

	HIF Reimbursement Revenue, Gross(1)
	Year Ended December 31, 2015
	Recognized					Necessary for Full Reimbursement
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total
2015 HIF:
California	$—	$17	$6	$8	$31	$31
Florida	2	2	2	2	8	8
Illinois	1	1	1	1	4	4
Michigan	—	—	21	7	28	28
New Mexico	7	8	8	7	30	30
Ohio	12	12	12	12	48	48
South Carolina	3	3	3	3	12	12
Texas	6	6	6	5	23	23
Utah	—	—	4	2	6	6
Washington	11	11	6	9	37	37
Wisconsin	1	1	1	2	5	5
Subtotal, Medicaid	43	61	70	58	232	232
Marketplace	—	—	1	1	2	2
Medicare	6	4	4	5	19	19
	49	65	75	64	253	$253
2014 HIF:
California	—	12	—	—	12
Michigan	—	—	7	—	7
Utah	—	—	1	—	1
	$49	$77	$83	$64	$273

Recognized in:
Health insurer fee revenue	$48	$74	$81	$61	$264
Premium tax revenue	1	3	2	3	9
	$49	$77	$83	$64	$273
_____________

(1)	Amounts in the table include the Company’s estimate of the full economic impact of the excise tax including premium tax and the income tax effect.

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